UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2018

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

National Beef

On April 9, 2018, we entered into a Purchase and Sale Agreement (the “Agreement”) with Marfrig Global Foods S.A., a Brazilian Corporation (sociedade por ações) (“Marfrig”), NBM US Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Marfrig (“Buyer”), NBPCo Holdings, LLC, a South Dakota limited liability company (“NBPCo” and together with us, “Sellers”), and National Beef Packing Company, LLC, a Delaware limited liability company of which we own approximately 79% of the outstanding equity units (the “Company”).

Pursuant to the Agreement, we have agreed to sell to Buyer, and Buyer has agreed to buy from us, equity units representing approximately 48% of the outstanding equity of the Company for a purchase price equal to approximately $907.7 million, minus an amount equal to 48% of the amount by which the Company’s net indebtedness at closing exceeds a target amount set forth in the Agreement. In addition, pursuant to the Agreement, NBPCo will sell to Buyer an additional approximately 3% of the outstanding equity of the Company on the same terms, resulting in the Buyer acquiring a total of 51% of the Company’s equity. Under the Agreement, we are acting as Sellers’ Representative for each of us and NBPCo. Following the closing, we will retain an approximately 31% equity interest in the Company. Upon completion of the sale, the Company will no longer be consolidated in our financial statements; rather, our interest in the Company will be accounted for as an equity investment.

Pursuant to the Agreement, Marfrig has deposited $150.0 million (the “Deposit”) in escrow to be held, initially by The Bank of New York Mellon, as escrow agent, or in certain circumstances by us as Sellers’ Representative, pending Marfrig’s delivery of a required consent to the transaction from one of its shareholders, BNDES Participações S.A. (the “BNDES Consent”). Upon delivery of the BNDES Consent in accordance with the terms of the Agreement, the Deposit will be either returned to Marfrig or applied against the purchase price; provided, however, that if the BNDES Consent is not delivered by the day that is 135 days after the date of the Agreement and the Agreement is subsequently terminated, the Sellers will be entitled to receive and retain the Deposit (allocated in accordance with their proportionate interests being sold in the transaction).

Pursuant to the Agreement, each of the Sellers (severally) and the Company have made customary representations and warranties to Buyer, and the operations of the Company prior to the closing are subject to customary limitations. Each of the Sellers (severally) will indemnify Buyer with respect to any breach of or inaccuracy in the representations and warranties of Sellers and the Company, or any failure to perform any covenants or agreements of Sellers contained in the Agreement. Buyer has agreed to provide comparable indemnification to Sellers with respect to its and Marfrig’s representations and warranties, and covenants and agreements. Subject to certain exceptions, Sellers’ aggregate indemnification liability cannot exceed $4 million.

The closing under the Agreement is subject to limited closing conditions. Buyer’s ability to obtain financing of its purchase obligation is not a condition to closing.

Buyer has delivered to us as Sellers’ Representative a financing commitment in the aggregate amount of $1.0 billion from Coöperatieve Rabobank U.A. Sellers and the Company have agreed to provide customary assistance to Buyer in obtaining such financing.

Marfrig has guaranteed all obligations of Buyer under the Agreement.

In connection with the closing, the parties will enter into the Third Amended and Restated Limited Liability Company Agreement of the Company substantially in the form of Exhibit B to the Agreement (the “A&R Operating Agreement”). Under the terms of the A&R Operating Agreement, and subject to certain limitations contained therein, we will continue to have the right to appoint two individuals to the Company’s Board and certain other rights in respect of our continuing equity investment in the Company, including a fair market value put right after the fifth anniversary of the closing. Marfrig will provide a guarantee of Buyer’s obligations with respect to the put right under the A&R Operating Agreement.

The foregoing descriptions of the Agreement and the A&R Operating Agreement are qualified in their entirety by the full text of the Agreement which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the form of the A&R Operating Agreement that is attached to the Agreement as Exhibit B thereto.

Garcadia

On April 5, 2018, we entered into a binding letter of intent (“LOI”) with Garff Ventures, LLC, Garff Ventures II, LLC, Garff Ventures Auto, LLC, Garff Ventures Auto II, LLC and Garff Enterprises, Inc. (collectively, the “Garff Buyers”) whereby we agreed to sell all of our equity interests in Garcadia and its associated real estate to the Garff Buyers. At closing, we will receive $435 million in cash and $50 million in senior preferred equity of an entity that will own all of the automobile dealerships associated broadly with the Ken Garff Automotive Group. At or prior to closing, we will pay approximately $53 million to retire the mortgage debt on the real estate to be sold to the Garff Buyers. In addition, we agreed to pay at closing an amount equal to $5.75 million to the Garff Buyers representing the satisfaction of a pre-existing obligation.

Pursuant to the LOI, the transaction will close no later than July 31, 2018.

The foregoing description of the LOI is qualified in its entirety by the full text of the LOI which has been filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition

On April 9, 2018, we issued a press release announcing, among other things, preliminary financial results for our fiscal quarter ended March 31, 2018. A copy of the press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

The information provided in this Item 2.02 , including Exhibit 99, is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

Number	Exhibit

10.1	Purchase and Sale Agreement, dated as of April 9, 2018, by and among NBM US Holdings, Inc., a Delaware corporation, Marfrig Global Foods S.A., a Brazilian corporation (sociedade por ações), Leucadia National Corporation, a New York corporation, NBPCo Holdings, LLC, a South Dakota limited liability company, Leucadia, in its capacity as the Sellers’ Representative, and National Beef Packing Company, LLC, a Delaware limited liability company

10.2	Letter of Intent between Leucadia National Corporation and Garff Ventures, LLC, Garff Ventures II, LLC, Garff Ventures Auto, LLC, Garff Ventures Auto II, LLC and Garff Enterprises, Inc.

99	April 9, 2018 press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: April 9, 2018	/s/ Roland T. Kelly
Roland T. Kelly
Associate General Counsel